UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 18, 2011
MOOG INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction)	1-5129 (Commission File Number)	16-0757636 (IRS Employer Identification No.)

East Aurora, New York (Address of principal executive offices)	14052-0018 (Zip Code)
Registrant’s telephone number, including area code (716)-652-2000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement.
On March 18, 2011, Moog Inc. (the “Company”) entered into the Third Amended and Restated Loan Agreement, dated as of March 18, 2011 by and among the Company, the lenders party thereto (the “Lenders”), HSBC Bank USA, National Association as Administrative Agent for the Lenders, Swingline Lender and as Issuing Bank, Manufacturer and Traders Trust Company as Lead Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A. as Co-Syndication Agents, and Citizens Bank of Pennsylvania as Documentation Agent (the “Loan Agreement”).
The Loan Agreement amended the terms of the Company’s existing Second Amended and Restated Loan Agreement dated as of October 25, 2006, as amended through Amendment No. 4 thereto dated as of June 26, 2009. The amendments primarily reflect an increase in the credit facility and an extension of the maturity of the credit facility from March 14, 2013 to March 18, 2016.
Pursuant to the Loan Agreement, the Company’s revolving credit facility was increased from $750 million to $900 million. The Loan Agreement also provides for an expansion option, which permits the Company to request an increase of up to $200 million to the credit facility upon satisfaction of certain conditions. At the option of the Company, the outstanding loans under the Loan Agreement bear interest at (i) LIBOR plus between 1.25% and 2.25% or (ii) the prime rate plus between 0.25% and 2.25%. The applicable interest rate is based upon the Company’s ratio of total consolidated indebtedness to total consolidated earnings before interest, taxes, depreciation and amortization (the “Leverage Ratio”). In addition, the Company is required to pay a commitment fee of between 0.2% and 0.4% on the unused portion of the Loan Agreement borrowing availability, also based on the Company’s Leverage Ratio.
The above description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
On March 21, 2011, the Company issued a press release discussing the terms of the Loan Agreement. A copy of the press release is included as Exhibit 99.1 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 below is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Third Amended and Restated Loan Agreement dated as of March 18, 2011 by and among the Company and the lenders parties thereto.

99.1	Press Release dated March 21, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.
Dated: March 21, 2011	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amended and Restated Loan Agreement, dated as of March 18, 2011 by and among the Company and the lenders parties thereto.

99.1	Press Release dated March 21, 2011.